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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): April 12, 2000



                          D.I.Y. HOME WAREHOUSE, INC.
                          ---------------------------
             (Exact name of registrant as specified in its charter)



        OHIO                        0-21768                     38-2560752
------------------------         -------------                ---------------
(State or jurisdiction            (Commission                  (IRS Employer
     of incorporation)              File No.)               Identification No.)



                           5811 Canal Road, Suite 180
                             VALLEY VIEW, OHIO 44125
                    -----------------------------------------
                    (Address of principal executive offices)



                                 (216) 328-5100
               ---------------------------------------------------
              (Registrant's telephone number, including area code)




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Item 5.           Other Events.

                  Gregory K. Jones, John A. Shields and Mark A. Timmerman, all of the Company's outside directors, (the "Outside Directors") resigned as members of the board of directors on April 12, 2000, April 13, 2000 and April 12, 2000, respectively, to pursue other opportunities and not as any result of any disagreement with the Company. The remaining directors do not intend to fill the vacancies on the Board for the unexpired terms of the Outside Directors created by their resignations and do not intend to nominate candidates for election to the Board to fill the positions previously held by the Outside Directors at the Company's annual meeting of shareholders.

                  During the February 16, 2000 meeting of the Company's board of directors, the Directors discussed compensation levels (including stock options) which are available to outside directors with the business experience and success similar to the Outside Directors, for serving as directors of other companies, and which would be appropriate for the Outside Directors, given the abilities, experience and other business opportunities of the Outside Directors, which have increased significantly since the Outside Directors joined the Company's board of directors. While the Company values the contributions which the Outside Directors have made to the Company in the past, the directors concluded that, in light of the smaller size of the Company, compensating the Outside Directors at such level was not justified at this time and would not be in the best interests of shareholders. In light of that determination, the directors concluded that it would be in the best interest of the Company and the Outside Directors if the Outside Directors were given the opportunity to step down as members of the board of directors to devote more of their time to other ventures in which they are involved.

Item 7.           Financial Statements, Pro-Forma Financial Information and
                  Exhibits.

                  (c)      Exhibits

                           17.1 Letter from Ira J. Jaffe to Gregory K. Jones, John A. Shields and Mark A. Timmerman dated February 28, 2000.

                           17.2 Letter from Ira J. Jaffe to John A. Shields dated March 6, 2000.

                           17.3 Resignation letter of Gregory K. Jones, dated April 12, 2000.

                           17.4 Resignation letter of John A. Shields, dated April 13, 2000.

                           17.5 Resignation letter of Mark A. Timmerman, dated April 12, 2000.

                           99 Press Release issued by the Registrant on April 17, 2000.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           D.I.Y. HOME WAREHOUSE, INC.


Date:  April 17, 2000                      By:/s/ Clifford L. Reynolds
                                              ------------------------
                                              Clifford L. Reynolds
                                              President, Chief Execuitve Officer



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                                INDEX TO EXHIBITS


     17.1 Letter from Ira J. Jaffe to Gregory K. Jones, John A. Shields and Mark A. Timmerman dated February 28, 2000.

     17.2     Letter from Ira J. Jaffe to John A. Shields dated March 6, 2000.

     17.3     Resignation letter of Gregory K. Jones, dated April 12, 2000.

     17.4     Resignation letter of John A. Shields, dated April 13, 2000.

     17.5     Resignation letter of Mark A. Timmerman, dated April 12, 2000.

     99       Press Release issued by the Registrant on April 17, 2000.



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